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                                     EXHIBIT 11.1


                   STATEMENT OF COMPUTATION OF EARNINGS PER SHARE


                                                   Year Ended December 31
                                                  1996      1995      1994
                                            ----------------------------------
                                         (In thousands, except per share data)
Primary
   Average shares outstanding                    24,823    24,048    24,277
   Net effect of dilutive stock options--
    based on the treasury stock method
    using average market price                      914       495       319
                                                -------   -------   -------
   Total                                         25,737    24,543    24,596
                                                -------   -------   -------
                                                -------   -------   -------
   Net Income                                   $39,264   $32,505   $28,110
                                                -------   -------   -------
                                                -------   -------   -------
   Per share amount                             $  1.53   $  1.32   $  1.14
                                                -------   -------   -------
                                                -------   -------   -------
Fully Diluted
   Average shares outstanding                    24,823    24,048    24,277
   Net effect of dilutive stock options--
    based on the treasury stock method
    using the year-end market price, if
    higher than average market price                967       549       320
                                                -------   -------   -------
   Total                                         25,790    24,597    24,597
                                                -------   -------   -------
                                                -------   -------   -------
   Net Income                                   $39,264   $32,505   $28,110
                                                -------   -------   -------
                                                -------   -------   -------
   Per share amount                             $  1.52   $  1.32   $  1.14
                                                -------   -------   -------
                                                -------   -------   -------

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